Exhibit 31.3

PROCERA NETWORKS, INC.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a) AND 15d-14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, James F. Brear, certify that:

1.      I have reviewed this Amendment No.1 to Annual Report on Form 10-K/A of PROCERA NETWORKS, Inc. and

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ James F. Brear
James F. Brear
President and Chief Executive Officer

Date:	April 29, 2008